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Allstate Life Inusrance Company             Application
of New York                                 for Putnam Allstate variable annuities
OVERNIGHT:                                  Insurer, as used in this application, means Allstate Life Insurance Company of New York.
Putnam Allstate Support Services
3100 Sanders Road - J4A
Northbrook, IL  60062
MAIL:
P.O. Box 94036
Palatine, IL 60094-4036
1-800-390-1277 fax: 847-326-6661
       _____________________________________________________________________________________________________________________________
  1    SELECT PRODUCT                       ADVISOR         ADVISOR PLUS                ADVISOR PREFERRED
                                              FOR DEALER USE ONLY:
                                              PROGRAM A       PROGRAM A                   PROGRAM A
                                              PROGRAM B       PROGRAM B                   PROGRAM B
                                              PROGRAM C                                   PROGRAM C

       ____________________________________________________________________________________________________________________________
  2    OWNER
       If no Annuitant is                    _________________________________________________SS#/TIN  ___ __ ____
       specified in Section 4,               Name
       the Owner will be                     _________________________________________________ Date of Birth _____  ___  ____
       the Annuitant                         Street Address                                                  Month  Day  Year
                                             _________________________________________________ __Male __ Female __Trustee __CRT
                                             City                        State   Zip          Phone#___ ___ ____

       ___________________________________________________________________________________________________________________________
   3   JOINT OWNER
       (if any)                              _________________________________________________SS#/TIN  ___ __ ____
                                             Name
                                             ______________________________________________  __ Male  Date of Birth _____  ___  ___
                                             Relationship to Owner                           __ Female              Month  Day Year

       ____________________________________________________________________________________________________________________________
   4   ANNUITANT
       Complete only if                       _________________________________________________SS#/TIN  ___ __ ____
       different from the                     Name
       Owner in Section2.                     _________________________________________________ Date of Birth _____  ___  ____
                                              Street Address                                                  Month  Day  Year
                                              _________________________________________________ __Male
                                              City                        State   Zip           __Female

        ____________________________________________________________________________________________________________________________
    5   BENEFICIARY(IES)
                             _____________________________________________________________________________________________________
                  Designated Name                                                               Relationship to Owner   Percentage
                             _____________________________________________________________________________________________________
                  Designated Name                                                               Relationship to Owner   Percentage
                             _____________________________________________________________________________________________________
                  Designated Name                                                               Relationship to Owner   Percentage
                             _____________________________________________________________________________________________________
                  Contingent Name(s)                                                            Relationship to Owner   Percentage

        _________________________________________________________________________________________________________________________
     6  TYPE OF PLAN
                                __Nonqualified    __Traditional IRA    __SEP-IRA    __Roth IRA   __401(k)    __401(a)     __403(b)
                                __Other
                                Tax Year for which IRA contribution is being made________

        ___________________________________________________________________________________________________________________________
    7   SOURCE OF
        FUNDS                   __Initial   __Transfer    __Rollover       __1035






        ______________________________________________________________________________________________________________________
    8   INVESTMENT
        SELECTION                    Initial$____________________
        Please check selected        Make check payable to Allstate Life Insurance Company of New York.
        investment choice(s)         Variable Subaccount Option: Putnam Variable Trust:
        and indicate whole           Investment choices are grouped by asset class, and are listed from lowest to highest risk,
        percentage allocations.      within each class.
        The initial premium          GROWTH                                           GROWTH AND INCOME
        will be allocated as        ___Putnam Research                   ____%       ____The George Putnam Fund                ____%
        selected here. If dollar    ___Putnam Investors                  ____%        ___Putnam Utilities Growth and Income    ____%
        cost averaging, see         ___Putnam Capital Appreciation       ____%        ___Putnam Global Asset Allocation        ____%
        Section 9B.                 ___Putnam Growth Opportunities       ____%        ___Putnam Growth and Income              ____%
                                    ___Putnam Voyager                    ____%        ___Putnam New Value                      ____%
                                    ___Putnam Health Sciences            ____%        ___Putnam small Cap Value                ____%
                                    ___Putnam Vista                      ____%        INCOME
                                    ___Putnam New Opportunities          ____%        ___Putnam Money Market                   ____%
                                    ___Putnam Technology                 ____%        ___Putnam American Government Income     ____%
                                    ___Putnam Voyager II                 ____%        ___Putnam Income                         ____%
                                    ___Putnam OTC & Emerging Growth      ____%        ___Putnam Diversified Income             ____%
                                    INTERNATIONAL                                     ___Putnam High Yield                     ____%
                                   ___ Putnam Global Growth              ____%        _______________________                  ____%
                                   ___ Putnam Int'l Growth and Income    ____%        ___7- to 12-Month DCA Fixed Account      ____%
                                   ___ Putnam Int'l Growth               ____%        ___Standard Fixed Account                ____%
                                   ___ Putnam Asia Pacific Growth        ____%           Total                                 ____%
                                   ___ Putnam Int'l New Opportunities    ____%                                                  100

         OPTIONAL  PROGRAMS
         __________________________________________________________________________________________________________________________
   9A    AUTOMATIC                 ___Income & Inflation--40%Income, 25%Diversified Income, 15%Global Growth,
         REBALANCING                   10%High Yield, 10%Growth & Income
         PROGRAM
                                   ___ Conservative Growth--50%Income, 15%International Growth, 15%Research, 10%Investors,
                                       10%Growth & Income

                                   ___Growth--25%Anerican Government, 25%Internatinal Growth, 20%Research,
                                      15%New Value, 15%New Opportunities

                                   ___Maximum Growth--30%Internatinal New Opportunities, 25%Voyager, 25%Growth and Income,
                                      10%OTC & Emerging Growth, 10%Small Cap Value

         __________________________________________________________________________________________________________________________
   9B    AUTOMATIC                 I authorize the insurer to begin automatic debits from the account designated below.  The funds
         ADDITIONS                 withdrawn from this account shall be added to my variable annuity as an Automatic Addition
         PROGRAM                   (Purchase Payment). (Minimum addition $50)
                                   I wish to have a monthly amount of $____________withdrawn on the ___day* of every month.
                                   The debits should begin in ______________________(month).
                                   Debit my (check one)__Checking Account __Savings Account
                                   _______________________________________________________________________________________
                                   Financial Institution
                                   _______________________________________________________________________________________
                                   Address
                                   _______________________________________________________________________________________
                                   ABA No.                  Account No.
                                   *Please allow three business days for the payment to be credited to your annuity.
                                   A VOIDED BLANK CHECK FOR THE ABOVE ACCOUNT MUST BE ATTACHED.


        ___________________________________________________________________________________________________________________________
   9C   SYSTEMATIC          I authorize the insurer to begin systematic withdrawals in the net amount of $______________
        WITHDRAWAL          from my annuity.  This amount should be withdrawn on the _____day beginning in the month of
        PROGRAM             ______________________(Please allow three business days for receipt of a direct deposit or seven business days for receipt of a check).  The account value will be reduced to reflect the amount received, as well as applicable charges, adjustments, and income tax withholding.
                            I understand that withdrawals may result in taxable income and, prior to owner's age of 59 1/2, may be subject to a 10% penalty.
                            Frequency of payments:  __Monthly  __Quarterly  __semiannually  __Annually


        Specify percentage to be withdrawn(whole percentages only):
        Investment choices are grouped by asset class, and ar3e listed from lower to higher risk within each class.

       GROWTH                                       INTERNATIONAL                       GROWTH AND INCOME(con'd)
       Putnam Research              ____%    Putnam Global Growth              ____%    Putnam New Value                 ____%
       Putnam Investors             ____%    Putnam Int'l Growth and Income    ____%    Putnam small Cap Value           ____%
       Putnam Capital Appreciation  ____%    Putnam Int'l Growth               ____%
       Putnam Growth Opportunities  ____%    Putnam Asia Pacific Growth        ____%    INCOME
       Putnam Voyager               ____%    Putnam Int'l New Opportunities    ____%    Putnam Money Market              ____%
       Putnam Health Sciences       ____%    GROWTH AND INCOME                          Putnam American Government Income____%
       Putnam Vista                 ____%    The George Putnam Fund            ____%    Putnam Income                    ____%
       Putnam New Opportunities     ____%    Putnam Utilities Growth and Income____%    Putnam Diversified Income        ___%
       Putnam Technology            ____%    Putnam Global Asset Allocation    ____%    Putnam High Yield                ____%
       Putnam Voyager II            ____%    Putnam Growth and Income          ____%    ______________________           ____%
       Putnam OTC & Emerging Growth ____%                                                                       TOTAL    100%

       __I do want to have 10% federal income tax withheld.  If no percentage is indicated, 10% will be withheld
       __I do not want to have federal income tax withheld.  Federal income tax will be withheld unless this box is checked.

       _________________________________________________________________________________________________________________________
       Please deposit the above-designated amount to (check one)__Checking Account __Savings Account

       _________________________________________________________________________________________________________________________
       Financial Institution

       _________________________________________________________________________________________________________________________
       Address

       _________________________________________________________________________________________________________________________
       ABA No.                                 Account No.

       A VOIDED BLANK CHECK FOR THE ABOVE-NAMED ACCOUNT MUST BE ATTACHED.

       If, instead of a direct deposit, you wish to have a check mailed to you, complete the following
       (otherwise, we will send to the address of record):

        _________________________________________________________________________________________________________________________
        Payee's Name                                  Acct. No.*

        _________________________________________________________________________________________________________________________
        Address

        ___________________________________________________________________________________________________________________________
        City                                                           State                      Zip

     *If Applicable systematic withdrawals cannot be used to continue the contract in force beyond the Maturity Date. On the Maturity Date, the contract must annuitize. The distribution you receive from the insurer are subject to federal income tax withholding unless you elect not to have withholding apply. Withholding will apply only to the portion of the distribution that is subject to federal income tax. If you elect not to have withholding apply, or if you do not have enough federal income tax withheld, you may be responsible for payment of estimated tax. You may incur penalties under the estimated tax rules if y9u withholding and estimated tax payments are not sufficient. An election not to have withholding apply will remain in effect until revoked, which may be done at any time. Even if you elect not to have withholding apply, you are liable for the payment of federal income tax on the taxable portion of the distribution. If the withholding section is left blank, or if a Social Security number or tax identification number is not provided, 10% of the taxable portion of the distribution will be withheld. The withholding rate on withdrawals that are not distributions from a plan qualified under Internal revenue Code Sections 401 or 403(b) is 10% of the taxable portion of the withdrawal. Distributions from a plan qualified under Internal Revenue Code Section 401 or 403(b) may be subject to 20% withholding. If you request such a distribution, you will receive a notice outlining the applicable rules.

        ________________________________________________________________________________________________________________________

    9D  AUTHORIZATION         My signature indicates that I have received a prospectus and have authorized the program(s) selected above may be terminated or modified at any time by me or Allstate Life Insurance Company by providing written notice to the other party or, if investment choice balances are inadequate, by executing the requested transfer/surrender.

         _________________________________________________________________    _____________________________________________________
         Owner's Signature                                                    Representative Name

         _________________________________________________________________    _____________________________________________________
         Joint Owner's Signature (if applicable)                               Bank/Firm Name

                                                                               ____________________________________________________
                                                                               Phone Number

        ____________________________________________________________________________________________________________________________
   9E   DOLLAR COST                 Transfer to (select investment option)      Percent per transfer  Transfer frequency: Monthly
        AVERAGING                   ______________________________________      ___________________%
        PROGRAM                     ______________________________________      ___________________%
        May not be avail            ______________________________________      ___________________%
        able in all products        ______________________________________      ___________________%
                                                                                    TOTAL=100%

                                        Number of Occurrences (7-12)

                                    DCA program length: Minimum 7 months, maximum 12 months.
                                    All assets must be transferred into the variable subaccounts within 7 to 12 months from the date of enrollment

          The application of the DCA program to a given purchase payment may be terminated if investment option balances are inadequate by executing the requested transfer/withdrawal. (Termination of the program with regard to any one purchase payment will not affect the program with regard to any other purchase payment of the continued availability of the program for future purchase payment.) In the unlikely event that another financial transaction request is received on the transfer/withdrawal date, the insurer may delay processing the scheduled transfer/withdrawal if enrolling in the Systematic Withdrawal Plan.

        ___________________________________________________________________________________________________________________________
   10   SPECIAL REMARKS                    (Attached separate page if necessary)

                                           ________________________________________________________________________________________

                                           ________________________________________________________________________________________

                                           ________________________________________________________________________________________

        ___________________________________________________________________________________________________________________________
   11   Will the annuity applied for replace one or more existing annuity
        or life insurance contracts?                                             __Yes  __No (If yes, explain in Special Remarks,
                                                                                              Section 10.)
        Have you purchased another annuity during the current calendar year?      __Yes  __No

        Do you or any joint owner currently own an annuity issued by the insurer  __Yes  __No

        Optional Consent for Electronic Distribution to my e-mail address:_________________________________________________________

          I(we)hereby consent to the electronic distribution of annuity and fund prospectuses, statements of additional information, shareholder reports, proxy statements and prospectus supplements. I understand that I may revoke this consent at any time, and that absent my revocation, this consent will be valid.

          Dollar Cost Averaging("DCA") is a method of investing. a primary objective of DCA is to attempt to reduce the impact of short-term price fluctuations on you investment portfolio. If you elect DCA, approximately the same dollar amounts are transferred on a periodic basis (e.g., monthly) from your source Account(e.g., your chosen DCA Program Account) to your selected Subaccount(s). By this method, more Accumulation Units are purchased when the val7ue per Accumulation Units low and fewer Accumulation Units are purchased when the value per Accumulation Unit is high. Therefore, a lower average price per Accumulation Unit may be achieved over the long term. This method of investing allows you to take advantage of market fluctuations, but it does not assure a profit or protect any gains loss in declining markets.

          Under our DCA program, you may allocate a contract contribution into a designated DCA Account(s)and preauthorize transfers to any of the Subaccounts over a time period.  Each month, we will transfer amount out of the DCA Account(s) into the
          Subaccount(s) you selected.

          The interest-credited rate applied to assets remaining in the Dollar Cost Averaging Fixed Account(s) (the "DCA Account(s)") exceeds our actual earnings rage on supporting assets, less appropriate risk and expense adjustments. We will recover amounts credited over amounts earned from the mortality and expense risk charges described in your certificate. These charges do not increase as a result of allocating money to our DCA Account(s).

          RECEIPT OF A VARIABLE ANNUITY AND FUND PROSPECTUS IS HEREBY ACKNOWLEDGED.

          If not checked, the appropriate prospectus will be mailed to you.
          I/WE UNDERSTAND THAT ANNUITY PAYMENT OR SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT
          ARE VARIABLE AND NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

           A copy of this application signed by the Agent will be the receipt for the first purchase payment.  If the insurer declines this application, the insurer will have no liability except to return the first purchase payment.

          I have read the above statements and represent that they are complete and true to the best of my knowledge and belief.
          I agree that this application shall be a part of the annuity issued by the insurer.  The insurer will obtain written agreement from me for any change in investment allocations, benefits, type of plan, or birth dates.

          Owner's Signature__________________________________________Joint Owner's Signature_______________________________________

          Signed at__________________________________________________on____________________________________________________________
                   City, State                                         Date

           Do you, as Agent, have reason to believe the product applied for will replace existing annuities or insurance? __Yes__No

           Licensed Agent____________________________________________________________   ____________________________________________
                         Signature                      Print Name                      Broker/Dealer

           Licensed Agent Social Security No.________________________________________   ___________________________________________
                                                                                        Address

                                                                                        ____________________________________________
                                                                                        Telephone

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